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                                                                    Exhibit 4.12

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  EPIMMUNE INC.

      EPIMMUNE INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the corporation is Epimmune Inc.

      SECOND: The date on which the Corporation's Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is July 10, 1987.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

            The first paragraph of Article V shall be amended and restated to read in its entirety as follows:

                  The Corporation is authorized to issue two classes of shares designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation has authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of Common Stock, each having a par value of $.01, and 10,000,000 shares of Preferred Stock, each having a par value of $.01.

      FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Epimmune Inc. has caused this Certificate of Amendment to be signed by its Chief Financial Officer and Secretary this 16th day of June, 2004.


                                     EPIMMUNE INC.



                                     By:   /s/ Robert J. De Vaere
                                        ----------------------------------------
                                           Robert J. De Vaere
                                           Chief Financial Officer and Secretary